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Cover


(Letterhead of Atlanta Gas Light Company appears here)




November 14, 1996





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549-1004

Re:     Atlanta Gas Light Company Rule 424(b) (3) Pricing
        Supplements Relating to Registration Statement on
        Form S-3, File No. 33-50233

Gentlemen:

Pursuant to Rule 424(b) (3), forwarded herewith on behalf of Atlanta Gas Light Company (the "Company"), are three Pricing Supplements dated November 14, 1996 which contain transaction specific information about the offering of securities in connection with a continuous offering of up to $300,000,000 aggregate principal amount of Medium Term Notes, Series C ( the "Notes").
The notes constitute a series of debt securities which have been registered under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement for sale to the public on a continuous or delayed basis in accordance with Rule 415.

The Pricing Supplements have been marked in the upper right hand corner to indicate the file number of the Registration Statement and to indicate that this filing is made pursuant to Rule (424) (b) (3) . The upper left hand corner of the Pricing Supplements sets forth the date of the related Prospectus and Prospectus Supplement.


Yours very truly,


/s/ C. C. Moore, Jr.
C. C. Moore, Jr.
Treasurer

lb
Enclosures









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                                                  Rule 424(b)(3)
                                                  Registration No. 33-50233



PRICING SUPPLEMENT NO._96-1____, Dated   November 14, 1996
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


ATLANTA GAS LIGHT COMPANY
MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE: November 14, 1996

PRINCIPAL AMOUNT:  $10,000,000.00     ORIGINAL ISSUE DATE: November 19, 1996

ISSUE PRICE (as per percentage of
             principal amount):  100%       MATURITY DATE: November 20, 2026

INTEREST RATE PER ANNUM: 6.55%              CUSIP NO.: 04775H CH 8

INTEREST PAYMENT DATES: May 1 and November 1




The Notes cannot be redeemed prior
to maturity.                                  Original Issue Discount
                                              Yes _____   No __X___
The Notes may be redeemed prior
to maturity.                                  Total Amount of OID:____%
See repayment provisions below under
"Additional Terms"                            Yield to Maturity: _____%
                                              Initial Accrual Period: _____%



Presenting Agent:   Merrill Lynch and Company, as agent


Additional Terms: The Notes will mature for the Principal Amount on the Maturity Date, or, at the election of the Holder thereof, for repayment on November 20, 2006. Holder must provide written notice of its election for repayment of all or any portion of the Notes registered in the name of the Holder, by delivery to the Trustee of written notice of the election of the Holder, no earlier than September 20, 2006 and no later than October 20, 2006 specifying that the Holder elects that the Notes be repaid on November 20, 2026. Notice must be delivered or transmitted by Registered Mail to the Trustee and shall be irrevocable. Currently, Notice shall be given to: The Bank of New York, Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, FLA 32256, Attention: Corporate Trust Administration.




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                                                   Rule 424(b)(3)
                                                   Registration No. 33-50233



PRICING SUPPLEMENT NO._96-2____, Dated   November 14, 1996
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


ATLANTA GAS LIGHT COMPANY
MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE: November 14, 1996

PRINCIPAL AMOUNT:  $10,000,000.00      ORIGINAL ISSUE DATE: November 19, 1996

ISSUE PRICE (as per percentage of
             principal amount):  100%        MATURITY DATE: November 20, 2026

INTEREST RATE PER ANNUM: 6.55%               CUSIP NO.: 04775H CH 8

INTEREST PAYMENT DATES: May 1 and November 1




The Notes cannot be redeemed prior
to maturity.                                  Original Issue Discount
                                              Yes _____   No __X___
The Notes may be redeemed prior
to maturity.                                  Total Amount of OID:____%
See repayment provisions below under
"Additional Terms"                            Yield to Maturity: _____%
                                              Initial Accrual Period: _____%



Presenting Agent:   Salomon Brothers Incorporated,  as agent


Additional Terms: The Notes will mature for the Principal Amount on the Maturity Date, or, at the election of the Holder thereof, for repayment on November 20, 2006. Holder must provide written notice of its election for repayment of all or any portion of the Notes registered in the name of the Holder, by delivery to the Trustee of written notice of the election of the Holder, no earlier than September 20, 2006 and no later than October 20, 2006 specifying that the Holder elects that the Notes be repaid on November 20, 2026. Notice must be delivered or transmitted by Registered Mail to the Trustee and shall be irrevocable. Currently, Notice shall be given to: The Bank of New York, Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, FLA 32256, Attention: Corporate Trust Administration.




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                                                  Rule 424(b)(3)
                                                  Registration No. 33-50233



PRICING SUPPLEMENT NO._96-3____, Dated   November 14, 1996
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


ATLANTA GAS LIGHT COMPANY
MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE: November 14, 1996

PRINCIPAL AMOUNT:  $10,000,000.00      ORIGINAL ISSUE DATE: November 19, 1996

ISSUE PRICE (as per percentage of
             principal amount):  100%        MATURITY DATE: November 20, 2026

INTEREST RATE PER ANNUM: 6.55%               CUSIP NO.: 04775H CH 8

INTEREST PAYMENT DATES: May 1 and November 1




The Notes cannot be redeemed prior
to maturity.                                  Original Issue Discount
                                              Yes _____   No __X___
The Notes may be redeemed prior
to maturity.                                  Total Amount of OID:____%
See repayment provisions below under
"Additional Terms"                            Yield to Maturity: _____%
                                              Initial Accrual Period: _____%



Presenting Agent:   CS First Boston Corporation,  as agent


Additional Terms: The Notes will mature for the Principal Amount on the Maturity Date, or, at the election of the Holder thereof, for repayment on November 20, 2006. Holder must provide written notice of its election for repayment of all or any portion of the Notes registered in the name of the Holder, by delivery to the Trustee of written notice of the election of the Holder, no earlier than September 20, 2006 and no later than October 20, 2006 specifying that the Holder elects that the Notes be repaid on November 20, 2026. Notice must be delivered or transmitted by Registered Mail to the Trustee and shall be irrevocable. Currently, Notice shall be given to: The Bank of New York, Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, FLA 32256, Attention: Corporate Trust Administration.